Exhibit 4.3


                   COMMON STOCK AND WARRANT PURCHASE AGREEMENT

         THIS COMMON STOCK AND WARRANT PURCHASE AGREEMENT is dated as of December 20, 2004 (this "Purchase Agreement"), by and between XYBERNAUT CORPORATION, a Delaware corporation, having its principal place of business located at 12701 Fair Lakes Circle, Suite 550, Fairfax, Virginia 22033 (the "Company"), and WESTERN VENTURES LTD., a company incorporated under the laws of Anguilla, having its principal place of business located at 3 Dov Karmi Street, Tel Aviv, Israel (the "Investor").

                               W I T N E S S E T H

         WHEREAS, the Company wishes to sell to the Investor, and the Investor is willing to purchase from the Company, subject to the terms and conditions set forth herein, $5,000,000 (the "Purchase Price") of shares of common stock, par value $.01 per share (the "Common Stock"), of the Company.

         NOW, THEREFORE, for and in consideration of the premises and the mutual agreement contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. PURCHASE AND SALE; MUTUAL DELIVERIES. (a) Upon the following terms and conditions, the Company shall issue and sell to the Investor and the Investor shall purchase from the Company that number of shares of Common Stock equal to $5,000,000 divided by $0.9272 cents per share, which price is based upon an approximately 20% discount to the average closing bid price of the Common Stock for the ten (10) trading days ending on December 7, 2004 (the "Closing Price"), resulting in 5,392,580 shares (the "Shares") to be issued upon the payment, in cash or through the reduction or cancellation of existing indebtedness of the Company to the Investor, of the Purchase Price. Upon receipt of the Purchase Price, which payment and receipt must occur not later than 5:00 p.m. New York Time on or before Monday, December 20, 2004 (the "Closing Date"), the Company shall deliver to the Investor one or more certificates representing the Shares, bearing substantially the following legend:

         THE SECURITIES REPRESENTED HEREBY (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

            (b) The Company shall also deliver, or cause to be delivered, the original or execution copies of this Purchase Agreement.

         2.   REPRESENTATIONS  AND  WARRANTIES  OF  THE  COMPANY.   The  Company
represents and warrants to the Investor that:

            (a) The Company has the corporate power and authority to enter into this Purchase Agreement, and to perform its obligations hereunder. The execution and delivery by the Company of this Purchase Agreement and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company. This Purchase Agreement has been duly executed and delivered by the Company and constitute the valid and binding obligation of the Company enforceable against it in accordance with their respective terms, subject to the effects of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and to general equitable principles.

            (b) Except as set forth in the SEC Documents (as hereinafter defined), there is no pending, or to the knowledge of the Company, threatened, judicial, administrative or arbitral action, claim, suit, proceeding or investigation which might affect the validity or enforceability of this Purchase Agreement or which involves the Company and which if adversely determined, could reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole.

            (c) No consent or approval of, or exemption by, or filing with, any party or governmental or public body or authority is required in connection with the execution, delivery and performance under this Purchase Agreement or the taking of any action contemplated hereunder or thereunder.

            (d) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation.

            (e) The execution, delivery and performance of this Agreement by the Company, and the consummation of the transactions contemplated hereby, will not (i) violate any provision of the Company's certificate of incorporation or bylaws, (ii) violate, conflict with or result in the breach of any of the terms of, result in a material modification of the effect of, otherwise, give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract or other agreement to which the Company is a party or by or to which the Company or any of the Company's assets or properties may be bound or subject, (iii) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body by which the Company, or the assets or properties of the Company are bound and
     (iv) to the Company's knowledge, violate any statute, law or regulation.

3. REPRESENTATIONS AND WARRANTIES OF THE INVESTOR. The Investor hereby represents and warrants to the Company that:

            (a) The Investor has the corporate power and authority to enter into this Purchase Agreement and to perform its obligations hereunder. The execution and delivery by the Investor of this Purchase Agreement, and the consummation by the Investor of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of the Investor. This Purchase Agreement has been duly executed and delivered by the Investor and constitute the valid and binding obligation of the Investor, enforceable against it in accordance with their respective terms, subject to the effects of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and to general equitable principles.

            (b) The execution, delivery and performance by the Investor of this Purchase Agreement, and the consummation of the transactions contemplated hereby, do not and will not breach or constitute a default under any applicable law or regulation or of any agreement, judgment, order, decree or other instrument binding on the Investor.

            (c) The Investor has such knowledge and prior substantial investment experience in financial and business matters, including investment in non-listed and non-registered securities, and has had the opportunity to engage the services of an investment advisor, attorney or accountant to read the SEC Documents and to evaluate the merits and risks of investment in the Company and the Securities.

            (d) The Investor is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act").

            (e) The Investor is not a "U.S. Person" as that term is defined in Regulation S promulgated under the Securities Act.

            (f) The Investor is acquiring the Shares, the Investor Warrants (as defined in Section 4(d)) and the shares of Common Stock issuable upon exercise of the Investor Warrants (the "Warrant Shares") solely for the Investor's own account for investment and not with a view to or for sale in connection with a distribution of any of the Shares or the Warrant Shares (the Shares, Warrants and Warrant Shares collectively, the "Securities");

            (g) The Investor does not have a present intention to sell the Securities, nor a present arrangement or intention to effect any distribution of any of the Securities to or through any person or entity for purposes of selling, offering, distributing or otherwise disposing of any of the Securities;

            (h) The Investor may be required to bear the economic risk of the investment indefinitely because none of the Securities may be sold, hypothecated or otherwise disposed of unless subsequently registered under the Securities Act and applicable state securities laws or an exemption from registration is available. Any resale of any of the Securities can be made only pursuant to (i) a registration statement under the Securities Act which is effective and current at the time of sale or (ii) a specific exemption from the registration requirements of the Securities Act. In claiming any such exemption, the Investor will, prior to any offer or sale or distribution of any Securities advise the Company and, if requested, provide the Company with a favorable written opinion of counsel, in form and substance satisfactory to counsel to the Company, as to the applicability of such exemption to the proposed sale or distribution;

            (i) The Investor understands that the exemption afforded by Rule 144 promulgated by the Securities and Exchange Commission under the Securities Act ("Rule 144") will not become available for at least one year from the date of payment for the Securities and any sales in reliance on Rule 144, if then available, can be made only in accordance with the terms and conditions of that rule, including, among other things, a requirement that the Company then be subject to, and current, in its periodic filing requirements under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, among other things, a limitation on the amount of shares of Common Stock that may be sold in specified time periods and the manner in which the sale can be made; that, while the Company's Common Stock is registered under the Exchange Act and the Company is presently subject to the periodic reporting requirements of the Exchange Act, there can be no assurance that the Company will remain subject to such reporting obligations or current in its filing obligations; and that, in case Rule 144 is not applicable to a disposition of the Securities, compliance with the registration provisions of the Securities Act or some other exemption from such registration provisions will be required; and

            (j) The Investor understands that legends shall be placed on the certificates evidencing the Securities to the effect that the Securities have not been registered under the Securities Act or applicable state securities laws and appropriate notations thereof will be made in the Company's stock books. Stop transfer instructions will be placed with the transfer agent of the securities constituting the Common Stock.

         4. COVENANTS OF THE COMPANY. (a) Registration Rights. The Company covenants and agrees to enter into a registration rights agreement governing the registration of the Securities with the Investor dated as of the date hereof.

            (b) Current Public Information. The Company has furnished or made available to the Investor true and correct copies of all registration statements, reports and documents, including proxy statements (other than preliminary proxy statements), filed with the Securities and Exchange Commission (the "SEC") by or with respect to the Company since December 31, 2003 and prior to the date of this Agreement, pursuant to the Securities Act or the Exchange Act (collectively, the "SEC Documents"). The SEC Documents are the only filings made by or with respect to the Company since December 31, 2003 pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act or pursuant to the Securities Act. The Company has filed all reports, schedules, forms, statements and other documents required to be filed under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act since December 31, 2003 and prior to the date of this Agreement. The Company meets the "Registrant Requirement" for eligibility to use Form S-3 under the Securities Act in order to register the Company's Common Stock for resales.

            (c) SEC Documents. The Company has not provided to the Investor any information which according to applicable law, rule or regulation, should have been disclosed publicly prior to the date hereof by the Company but which has not been so disclosed. As of their respective dates, the SEC Documents complied, and all similar documents filed with the SEC prior to the Closing Date will comply, in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and rules and regulations of the SEC promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such SEC Documents, and none of the SEC Documents contained, nor will any similar document filed with the SEC prior to the Closing Date contain, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents, as of the dates thereof, complied, and all similar documents filed with the SEC prior to the Closing Date will comply, as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC and other applicable rules and regulations with respect thereto. Such financial statements were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements as permitted by Form 10-Q of the
     SEC) and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

            (d) Warrants. The Company agrees to issue to the Investor at the Closing Date, transferable divisible warrants (the "Warrants") to purchase
     (i) up to 2,696,290 shares of Common Stock which shall bear an exercise price per share of Common Stock of an amount equal to 100% of the Closing Price and shall be exercisable immediately upon issuance, and for a period of three (3) years following such issuance and (ii) up to 2,696,290 shares of Common Stock which shall bear an exercise price per share of Common Stock of an amount equal to 100% of the Closing Price and shall be exercisable immediately upon issuance, and for a period of six (6) months following such issuance. Subject to the terms and conditions of the Warrants, the Company, at its option, may, upon written notice to the Investor, call up to one hundred percent (100%) of the Warrants if the Common Stock trades at a price equal to or greater than $3.00 per share for five (5) consecutive trading days prior to the date the Company calls the Warrants.

            (e) Reimbursement. If (i) the Investor, other than by reason of its gross negligence or willful misconduct, becomes involved in any capacity in any action, proceeding or investigation brought by any stockholder of the Company, in connection with or as a result of the consummation of the transactions contemplated by this Purchase Agreement, or if such Investor impleaded in any such action, proceeding or investigation by any Person, or
     (ii) the Investor, other than by reason of its gross negligence or willful misconduct or by reason of its trading of the Common Stock in a manner that is illegal under the federal securities laws or other actions, becomes involved in any capacity in any action, proceeding or investigation brought by the Commission against or involving the Company or in connection with or as a result of the consummation of the transactions contemplated by this Purchase Agreement, or if the Investor is impleaded in any such action, proceeding or investigation by any Person, then in any such case, the
     Company will reimburse the Investor for its reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith, as such expenses are incurred. In addition, other than with respect to any such matter in which the Investor is a named party, the Company will pay the Investor the charges, as reasonably determined by the Investor, for the time of any officers or employees of the Investor devoted to appearing and preparing to appear as witnesses, assisting in preparation for hearings, trials or pretrial matters, or otherwise with respect to inquiries, hearing, trials, and other proceedings relating to the subject matter of this Agreement. The reimbursement obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any Affiliates of the Investors who are actually named in such action, proceeding or investigation, and partners, directors, agents, employees and controlling persons (if any), as the case may be, of the Investors and any such Affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Investors and any such Affiliate and any such Person. The Company also agrees that neither the Investor nor any such Affiliate, partners, directors, agents, employees or controlling persons shall have any liability to the Company or any person asserting claims on behalf of or in right of the Company in connection with or as a result of the consummation of the transactions contemplated by this Purchase Agreement except to the extent that any losses, claims, damages, liabilities or expenses incurred by the Company result from the gross negligence or willful misconduct of the Investor or any such Affiliate. The Company further agrees to reimburse the Investor for its reasonable attorney's and other professional fees in connection with the negotiation and execution of this Purchase Agreement.

            (f) NASD Compliance. The Company shall timely provide to the Investor a copy of all materials required to be filed by the Company and/or received by the Company from the National Association of Securities Dealers ("NASD") under Corporate Financing Rule 2710, and use reasonable efforts to cooperate with the Investor and any broker selling Shares on behalf of the Investor to facilitate the Investor and/or broker to obtain any additional consents, authorizations or approvals that may be necessary for the NASD to permit the Investor to sell the Shares.

         5. DELIVERY OF SHARES. (a) Promptly following the delivery by the Investor of the Purchase Price for the Shares in accordance with Section 1 hereof, the Company will irrevocably instruct its transfer agent to issue to the Investor legended certificates representing the Shares.

            (b) Within five (5) business days (such third business day, the "Delivery Date") after the business day on which the Company has received both the notice of sale (by facsimile or other delivery) and the original Common Stock certificate (and if the same are not delivered to the Company on the same date, the date of delivery of the second of such items), the Company (i) shall deliver, and shall cause legal counsel selected by the Company to deliver, to its transfer agent (with copies to Investor) an appropriate instruction and opinion of such counsel, for the delivery of unlegended Shares issuable upon the sale of the Shares pursuant to the registration statement for the Shares; provided that such registration statement at the time of sale has been declared effective by the Commission
     and  is  current  (the   "Unlegended   Shares");   and  (ii)  transmit
     the certificates representing the Unlegended Shares (together, unless otherwise instructed by the Investor, with Common Stock not sold), to the Investor at the address specified in a notice of sale (which address may be the Investor's address for notices as contemplated by Section 6 hereof or a different address) via express courier, by electronic transfer or otherwise.

            (c) In lieu of delivering physical certificates representing the Unlegended Shares, if the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, upon request of the Investor and its compliance with the provisions contained in this paragraph, so long as the certificates therefor do not bear a legend and the Investor thereof is not obligated to return such certificate for the placement of a legend thereon, the Company shall use its best efforts to cause its transfer agent to electronically transmit the Unlegended Shares by crediting the account of Investor's Prime Broker with DTC through its Deposit Withdrawal Agent Commission system.

         6. NOTICES. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given upon personal delivery or seven (7) business days after deposit in the United States Postal Service, by (a) advance copy by fax, and (b) mailing by express courier or registered or certified mail with postage and fees prepaid, addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by ten days advance written notice to each of the other parties hereto.

            Company:                  Xybernaut Corporation
                                      12701 Fair Lakes Circle, Suite 550
                                      Fairfax, Virginia  22033
                                      ATTN:  Chief Financial Officer
                                      Telephone No.:  (703) 631-6925
                                      Facsimile No.:  (703) 631-3903

            with a copy to:           Jenkens & Gilchrist Parker Chapin LLP
                                      The Chrysler Building
                                      405 Lexington Avenue
                                      New York, New York  10174
                                      ATTN:  Martin Eric Weisberg, Esq.
                                      Telephone No.:  (212) 704-6000
                                      Facsimile No.:  (212) 704-6288

            Investor:                 Western Ventures Ltd.
                                      3 Dov Karmi Street
                                      Tel Aviv, Israel
                                      ATTN: Amit Lederman
                                      Telephone No.: _____________
                                      Facsimile No.: ______________
            with a copy to:           Krieger & Prager LLP
                                      39 Broadway, Suite 1440
                                      New York, New York  10006
                                      Attn:  Samuel Krieger, Esq.
                                      Telephone No.:  (212) 363-2900
                                      Facsimile No.: (212) 363-2999

         7. SEVERABILITY. If a court of competent jurisdiction determines that any provision of this Purchase Agreement is invalid, unenforceable or illegal for any reason, such determination shall not affect or impair the validity, legality and enforceability of the other provisions of this Purchase Agreement. If any such invalidity, unenforceability or illegality of a provision of this Purchase Agreement becomes known or apparent to any of the parties hereto, the parties shall negotiate promptly and in good faith in an attempt to make appropriate changes and adjustments to such provision specifically and this Purchase Agreement generally to achieve as closely as possible, consistent with applicable law, the intent and spirit of such provision specifically and this Purchase Agreement generally.

         8. EXECUTION IN COUNTERPARTS. This Purchase Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute the same Purchase Agreement.

         9. CONSENT TO JURISDICTION. Each of the Company and the Investor (i) hereby irrevocably submits to the jurisdiction of the United States District Court sitting in the Southern District of New York and the courts of the State of New York located in New York county for the purposes of any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Investor consents to process being served in any such suit, action or proceeding by any means permissible under applicable law and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 9 shall affect or limit any right to serve process in any other manner permitted by law.

         10. GOVERNING LAW; Waiver of Jury. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law thereof. This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted. In any action, suit or proceeding in any jurisdiction arising out of or related directly or indirectly to this Agreement, whether brought by the Company against the Investor or the Investor against the Company, the Company and the Investor each hereby absolutely, unconditionally, irrevocably and expressly waives forever trial by jury.

                             [SIGNATURES CONTINUED]

         IN WITNESS WHEREOF, the parties have executed this Purchase Agreement as of the date first written above.

                                            XYBERNAUT CORPORATION


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:



                                            WESTERN VENTURES LTD.


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title: